[COMPUCOM LOGO]


FOR IMMEDIATE RELEASE
Contact:  Dottie Tabor
CompuCom Systems, Inc.
dtabor@compucom.com
972.856.3745


                  COMPUCOM STOCKHOLDERS APPROVE PROPOSED MERGER
                  ---------------------------------------------

Dallas, TX, September 9, 2004 - CompuCom Systems, Inc. (Nasdaq:CMPC), a national leader in helping companies plan, implement and manage multi-vendor, industry standard computing environments, announced today that its stockholders had voted to approve the proposed merger of CompuCom with an affiliate of Platinum Equity. The transaction is described in CompuCom's July 15, 2004 proxy statement and August 19, 2004 proxy supplement.

The closing of the proposed merger remains subject to certain closing conditions. Although there can be no assurances that such conditions will be fulfilled, the proposed merger is expected to close on or about the end of the third quarter 2004.

About CompuCom Systems, Inc.
CompuCom Systems, Inc. (Nasdaq:CMPC), headquartered in Dallas, Texas, is a national leader in helping companies plan, implement and manage multi-vendor, industry standard computing environments. CompuCom's clients include Fortune 1000 enterprises, federal, state and local government, vertical industry leaders, major technology equipment providers and systems integrators. CompuCom is accessible via the Internet at www.compucom.com.